CUSIP No.629337106                     13G
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                                 EXHIBIT NO. 99.2
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                                ITEM 7 INFORMATION


             The securities being reported on by Morgan Stanley as a

      parent holding company are owned of record by NHTV Nevada

      Holdings LP. a Delaware limited partnership and indirect subsidiary of Morgan Stanley, and may be deemed to be  beneficially owned,

      by MS Capital Partners Adviser Inc., an indirect wholly-owned subsidiary of Morgan Stanley,  as well as NHTV Nevada Holdings LP,

      NHTV Nevada Holdings   GP LLC, North Haven Tactical Value Fund LP,

      MS Tactical Value Fund GP LP and MS Tactical Value Fund GP Inc.


           The general partner of NHTV Nevada Holdings LP is

      NHTV Nevada Holdings GP LLC, a Delaware limited liability company.

      The managing member of NHTV Nevada Holdings GP LLC

      is North Haven Tactical Value Fund LP, a Delaware limited partnership.

      The general partner of North Haven Tactical Value Fund LP is

      MS Tactical Value Fund GP LP,  a Delaware limited partnership.

      The general partner of MS Tactical Value Fund GP LP

       is MS Tactical Value Fund GP Inc., a Delaware corporation.